As filed with the Securities and Exchange Commission on August 3, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HANOVER COMPRESSOR COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-0625124 (IRS Employer Identification Number)

12001 N. Houston Rosslyn Road
Houston, Texas 77086
(281) 447-8787
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrants’ Principal Executive Offices)

John E. Jackson
President and Chief Executive Officer
Hanover Compressor Company
12001 N. Houston Rosslyn
Houston, Texas 77086
(281) 447-8787
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

      Approximate date of commencement of proposed sale to the public: After the effective date of this registration statement as determined by market conditions and other factors.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration No. 333-106386.

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of	Amount to be	Aggregate	Amount of
Securities To Be Registered	registered	Offering Price (1)	Registration Fee
Common Stock	$31,250,000	$31,250,000	$3,678.13

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Registration Statement on Form S-3 relates to the registrant’s prior registration statement (File No. 333-106386) and is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the proposed offering of up to $31,250,000 of common stock. The contents of the Registration Statement on Form S-3 (File No. 333-106386) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 23, 2003, as amended by Amendment No. 1 filed with the Commission on November 18, 2003, including, in each case, the exhibits thereto, are incorporated herein by reference.

      The required opinions and consents are listed on the Index to Exhibits attached hereto and filed herewith.

SIGNATURES

Signatures of Hanover Compressor Company

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of August, 2005.

Hanover Compressor Company
By:	/s/John E. Jackson
John E. Jackson
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 2nd day of August, 2005.

Signature	Title

/s/ John E. Jackson John E. Jackson	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ Lee E. Beckelman Lee E. Beckelman	Chief Financial Officer (Principal Financial Officer)
/s/ Anita H. Colglazier Anita H. Colglazier	Vice President – Controller (Principal Accounting Officer)
* Victor E. Grijalva	Director
* Ted Collins, Jr.	Director
* Robert R. Furgason	Director
* Alvin V. Shoemaker	Director

Signature	Title

* I. Jon Brumley	Director
* Gordon T. Hall	Director
* Stephen M. Pazuk	Director
* Margaret K. Dorman	Director
*By: /s/ Lee E. Beckelman Attorney in Fact

INDEX TO EXHIBITS

Exhibits

5.1	— Opinion of Vinson & Elkins L.L.P.

23.1	— Consent of PricewaterhouseCoopers LLP

23.2	— Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1	— Power of Attorney for Directors